SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 7, 2004

Oxford Industries, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-04365	58-0831862
(State of incorporation)	Commission File Number	(IRS employer identification)

222 Piedmont Avenue NE NE Atlanta, Georgia		30308
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 404-659-1224

Item 7. Financial Statements and Exhibits

(c) Exhibits

Number

99.1 Press release dated January 7, 2004, regarding the financial results of Oxford Industries, Inc. ("Oxford") for the second quarter of Oxford's fiscal 2004.

Item 12. Other Events

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of Oxford's press release dated January 7, 2004 reporting Oxford's financial results for the second quarter of Oxford's fiscal 2004. This press release is not to be deemed filed pursuant to the Securities Exchange Act of 1934 or to form a part of the Registrant's public disclosure in the United States or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OXFORD INDUSTRIES, INC.

By:/s/Ben B. Blount, Jr.
Ben B. Blount, Jr.
Executive Vice President and
Chief Financial Officer

Date: January 7, 2004

Exhibit 99.1

Oxford Industries, Inc. Press Release

222 Piedmont Avenue, N.E. • Atlanta, Georgia 30308

Contact: J. Reese Lanier, Jr.

Telephone: (404) 653-1446

Fax: (404) 653-1545

E-Mail: rlanier@oxfordinc.com

FOR IMMEDIATE RELEASE

January 7, 2004

Oxford Industries Announces Second Quarter Fiscal 2004 Results

Net Sales Grow 37% to $254 Million

EPS grow 46% to $0.41, Ahead of Consensus Estimates

Revises FY04 Expectation to Reflect Strong Business and Stock Split

Quarterly Cash Dividend Increased 14%

ATLANTA, GA. Oxford Industries, Inc. (NYSE:OXM) announced today financial results for the second quarter ended November 28, 2003. The Company reported that second quarter net sales increased 37% to $254 million versus $185 million during the second quarter of fiscal 2003. Diluted earnings per share for the second quarter increased 46% to $0.41 versus a split adjusted $0.28 in the second quarter of fiscal 2003, slightly ahead of both the Company's guidance and consensus estimates.

For the six months ended November 28, 2003, net sales increased $138 million or 39% to $496 million compared to $358 million in the previous year. Diluted earnings per share for the first half increased 43% to $0.83. Per share results have been adjusted to reflect the company's two-for-one stock split completed on December 1, 2003.

J. Hicks Lanier, Chairman and Chief Executive Officer of Oxford, Industries, Inc., commented, "We are pleased to report record second quarter sales which include the first full quarter of operation for the Tommy Bahama business. Not only did the Tommy Bahama Group make a strong contribution to our financial results, the integration of our two businesses has progressed very smoothly. In general, while the market remains challenging, we are growing increasingly confident that our strong financial performance will continue throughout the remainder of the fiscal year."

The company noted that it had rationalized its reporting to three segments, the Menswear Group, the Womenswear Group and the Tommy Bahama Group. The Menswear Group, which includes Lanier Clothes, Oxford Slacks and Oxford Shirt Group, reported a second quarter sales decline of 4% to $115 million, driven by a planned decline in shipments to Sears and the wind-down of Izod Club Golf. Second quarter sales for the Oxford Womenswear Group declined 4% from last year to $62 million due primarily to the Company's decision to discontinue business with Kmart. The Tommy Bahama Group contributed $76 million in sales during the second quarter.

Mr. Lanier continued, "During the quarter, we were very pleased to refine our segment and management structure and to appoint Michael Setola as our President. Michael will have direct responsibility for the operation of our Menswear Group. We are looking forward to benefiting from his expertise, particularly in the menswear business, and his energetic management style. He is a welcome addition to our team."

Profitability for the second quarter was positively impacted by the inclusion of the Tommy Bahama Group. Gross margins increased 10 full percentage points to 30.3% from 20.1% in last year's second quarter. The inclusion of the Tommy Bahama Group, which carries significantly higher gross margins than the corporate average, was primarily responsible for the increase. Selling, general and administrative expenses as a percentage of net sales increased to 23.3% from 16.2% in the second quarter last year. The increase was attributable to the Tommy Bahama Group's heavier expense structure, partially offset by a decline in operating expenses in Oxford's legacy businesses. Operating expenses for the second quarter also included $1.7 million in non-cash intangible asset amortization expenses associated with the Tommy Bahama acquisition. Operating income for the second quarter increased $9.9 million or 140% to $17.0 million from $7.1 million in the same period last year.

Total inventories at quarter-end of $127 million were slightly lower than plan. The increase in inventory over last year reflects the inclusion of $32 million in Tommy Bahama inventory and a moderate increase in the Company's other two segments. The Company noted that well-managed inventory levels have contributed to a reduction in markdowns compared to last year. Accounts receivable increased $30 million over last year due entirely to the inclusion of Tommy Bahama.

Interest expense increased in the second quarter to $6.1 million from $61,000 last year, reflecting the debt incurred to finance the purchase of Tommy Bahama. Debt to total capital stood at 48% at quarter-end with no direct borrowings outstanding under the Company's senior revolving credit facility.

The Company revised its guidance for the balance of this fiscal year to reflect an expectation of continued strong financial results in the remainder of the year and the two-for-one stock split that became effective on December 1, 2003. For the fiscal year ending May 31, 2004, the Company now anticipates sales in the range of $1.065 to $1.090 billion and diluted earnings per share in the range of $2.18 to $2.26. This compares to previous earnings guidance, adjusted for the two-for-one stock split, of $2.09 to $2.20. This increase stems from greater visibility in a number of the Company's businesses. For the third quarter, the Company now anticipates sales in the range of $275 to $285 million and diluted earnings per share in a range of $0.51 to $0.55. For the fourth quarter, the company now anticipates sales in the range of $295 to $310 million and diluted earnings per share in the range of $0.84 to $0.88.

The Company also reported that its Board of Directors had declared a 14% increase in the quarterly cash dividend from $0.105 per share to $ 0.12 per share on common stock payable February 28, 2004 to stockholders of record on February 17, 2004. This is the 175th consecutive quarterly cash dividend since Oxford became publicly-owned in 1960.

Mr. Lanier concluded, "We continue to be pleased with the tenor of business at both our newly acquired Tommy Bahama Group and with our legacy segments. We believe that Oxford's combination of operational expertise, a diversified mix of world-class retail customers, and a balanced portfolio of labels led by one of the strongest lifestyle brands in the apparel market provides our shareholders with the prospect of excellent performance and returns. We are pleased to continue to achieve our short-term financial plan while positioning our business for continued growth in sales and profitability."

The company will hold a conference call with senior management to discuss the financial results at 4:30 p.m. ET today. A live Webcast of the conference call will be available on the Company's Web site at www.oxfordinc.com. Please visit the Web site at least 15 minutes early to register for the teleconference Web cast and download any necessary software.

A replay of the call will be available from January 7, 2004 through January 14, 2004. To access the telephone replay, domestic participants should dial (877) 519-4471 and international participants should dial (973) 341-3080. The access code for the replay is 4400004. A replay of the Webcast will also be available following the conference call on Oxford Industries' corporate Website.

Oxford Industries, Inc. is a leading producer and marketer of branded and private label apparel for men, women and children. Oxford provides retailers and consumers with a wide variety of apparel products and services to suit their individual needs. Oxford's brands include Tommy Bahama®, Indigo Palms®, Island Soft®, Ely & Walker® and Oxford Golf®. The Company also holds exclusive licenses to produce and sell certain product categories under the Tommy Hilfiger®, Nautica®, Geoffrey Beene®, Slates®, Dockers® and Oscar de la Renta® labels. Oxford's customers are found in every major channel of distribution including national chains, specialty catalogs, mass merchants, department stores, specialty stores and Internet retailers.

The Company's common stock has traded on the NYSE since 1964 under the symbol OXM. For more information, please visit our website at www.oxfordinc.com.

CAUTIONARY STATEMENT FOR THE PURPOSE OF THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The matters in this press release that are forward-looking statements, including but not limited to statements about our expected business outlook, anticipated financial and operating results, the anticipated benefits of the Viewpoint acquisition, growth of particular product lines, strategies, contingencies, financing plans, working capital needs, sources of liquidity, estimated amounts and timing of capital expenditures and other expenditures, are based on current management expectations that involve certain risks which if realized, in whole or in part, could have a material adverse effect on Oxford's business, financial condition and results of operations, including, without limitation: (1) general economic cycles; (2) competitive conditions in our industry; (3) price deflation in worldwide apparel industry; (4) our ability to identify and respond to rapidly changing fashion trends and to offer innovative and upgraded products; (5) the price and availability of raw materials; (6) our dependence on and relationships with key customers; (7) the ability of our third party producers to deliver quality products in a timely manner; (8) potential disruptions in the operation of our distribution facilities; (9) economic and political conditions in the foreign countries in which we operate or source our products; (10) regulatory risks associated with importing products; (11) the impact of labor disputes and wars or acts of terrorism on our business; (12) increased competition from direct sourcing; (13) our ability to maintain our licenses; (14) our ability to protect our intellectual property and prevent our trademarks and service marks and goodwill from being harmed by competitors' products; (15) our reliance on key management; (16) our inability to retain premium pricing on Tommy Bahama products due to competitive or other factors; (17) the impact of reduced travel to resort locations on our sales; (18) risks related to our operation of restaurants under the Tommy Bahama name; (19) the integration of Viewpoint into our company; (20) the expansion of our business through the Viewpoint acquisition into new businesses; (21) our ability to successfully implement our growth plans for Tommy Bahama; (22) our ability to open new Tommy Bahama stores; and (23) unforeseen liabilities associated with the acquisition of Viewpoint and other businesses.

For a further discussion of significant factors to consider in connection with forward-looking statements concerning Oxford, reference is made to Exhibit 99.1 to Oxford's Current Report on Form 8-K dated July 16, 2003; other risks or uncertainties may be detailed from time to time in Oxford's future SEC filings. Oxford disclaims any duty to update any forward-looking statements.

OXFORD INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(UNAUDITED)

$ in thousands except per share amounts	Quarters Ended		Six Months Ended
	November 28, 2003	November 29, 2002	November 28, 2003	November 29, 2002
Net Sales	$253,883	$185,421	$495,988	$357,560
Cost of goods sold	177,051	148,235	348,265	281,912
Gross Profit	76,832	37,186	147,723	75,648
Selling, general and administrative	59,249	30,056	112,861	61,005
Amortization of intangibles	1,677	20	3,355	39
	60,926	30,076	116,216	61,044
Royalties and other operating income	1,140	-	2,320	-
Operating Income	17,046	7,110	33,827	14,604
Interest expense, net	6,098	61	11,844	102
Earnings Before Income Taxes	10,948	7,049	21,983	14,502
Income Taxes	4,108	2,786	8,301	5,729
Net Earnings	$6,840	$4,263	$13,682	$8,773
Basic Earnings Per Common Share	$0.43	$0.28	$0.86	$0.58
Diluted Earnings Per Common Share	$0.41	$0.28	$0.83	$0.58
Basic Shares Outstanding	16,170,814	15,031,858	15,994,443	15,031,504
Diluted Shares Outstanding	16,605,400	15,087,312	16,452,738	15,102,624
Dividends Per Share	$0.105	$0.105	$0.21	$0.21

OXFORD INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

$ in thousands	November 28, 2003	November 29, 2002
Assets
Current Assets:
Cash and cash equivalents	$ 5,499	$ 28,971
Receivables	135,794	105,493
Inventories	127,437	92,220
Prepaid expenses	19,978	10,345
Total Current Assets	288,708	237,029
Property, plant and equipment, net	51,421	24,746
Goodwill	92,761	5,839
Intangibles, net	150,687	721
Other assets, net	22,025	1,737
Total Assets	$605,602	$270,072

Liabilities and Stockholders' Equity
Current Liabilities:
Trade accounts payable	$72,184	$53,169
Accrued compensation	19,648	16,003
Other accrued expenses	34,007	13,494
Dividends payable	1,700	1,578
Income taxes payable	99	-
Current maturities of long-term debt	97	145
Total Current Liabilities	127,735	84,389
Notes payable	198,671	-
Other long-term debt, less current maturities	93	29
Noncurrent liabilities	10,177	4,500
Deferred income taxes	52,676	316
Stockholders' Equity:
Common stock	16,190	15,032
Additional paid-in capital	23,115	7,118
Retained earnings	176,945	158,688
Total Stockholders' Equity	216,250	180,838
Total Liabilities and Stockholders' Equity	$605,602	$270,072

OXFORD INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Six Months Ended
$ in thousands	November 28, 2003	November 29, 2002
Cash Flows From Operating Activities
Net earnings	$13,682	$8,773
Adjustments to reconcile net earnings to
net cash provided by (used in) operating activities:
Depreciation	5,183	2,979
Amortization of intangible assets	3,355	39
Amortization of deferred financing costs	1,199	-
Amortization of bond discount	90	-
Gain on sale of assets	(207)	(16)
Equity income	(105)	-
Deferred income taxes	(964)	(143)
Changes in working capital:
Receivables	4,105	(2,295)
Inventories	5,266	(7,679)
Prepaid expenses	(2,091)	(650)
Trade accounts payable	(10,401)	9,849
Accrued expenses and other current liabilities	(5,487)	4,495
Income taxes payable	(3,316)	-
Other noncurrent assets	(3,215)	(95)
Other noncurrent liabilities	4,553	-
Net cash provided by operating activities	11,647	15,257

Cash Flows from Investing Activities
Acquisition net of cash acquired	(222,370)	-
Decrease in restricted cash	204,986	-
Investment in deferred compensation plan	(1,439)	-
Purchases of property, plant and equipment	(7,266)	(775)
Proceeds from sale of property, plant and equipment	72	254
Net cash used in investing activities	(26,017)	(521)

Cash Flows from Financing Activities
Payments of long-term debt	(172)	(220)
Payments of debt issuance costs	(7,374)	-
Proceeds from issuance of common stock	6,597	20
Dividends on common stock	(3,273)	(3,156)
Net cash used in financing activities	(4,222)	(3,356)

Net change in Cash and Cash Equivalents	(18,592)	11,380
Cash and Cash Equivalents at the Beginning of Period	24,091	17,591
Cash and Cash Equivalents at the End of Period	$5,499	$28,971

OXFORD INDUSTRIES, INC
SEGMENT INFORMATION
(UNAUDITED)

$ in thousands	Quarters Ended		Six Months Ended
	Nov. 28, 2003	Nov. 29, 2002	Nov. 28, 2003	Nov. 29, 2002
Net Sales
Oxford Menswear Group	$ 115,353	$ 120,772	$ 231,107	$ 226,239
Oxford Womenswear Group	61,841	64,565	124,794	131,164
Tommy Bahama Group	76,389	-	139,667	-
Corporate and Other	300	84	420	157
Net Sales	$ 253,883	$ 185,421	$ 495,988	$ 357,560

Operating Income
Oxford Menswear Group	$ 10,221	$ 5,743	$ 19,696	$ 13,242
Oxford Womenswear Group	1,893	1,766	5,117	5,307
Tommy Bahama Group	7,550	-	14,509	-
Corporate and Other	(2,618)	(399)	(5,495)	(3,945)
Operating income	17,046	7,110	33,827	14,604
Interest expense, net	6,098	61	11,844	102
Earnings before taxes	$10,948	$ 7,049	$21,983	$14,502

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